Exhibit 1.0

Articles of Incorporation

Industry Canada lndustrie Canada Restated Certificate of Incorporation Canada Business Corporations Act Certificat (de constitution a jour) Loi canadienne sur les societes par actions DragonWave Inc. 351766-7 Name of corporation-Denomination de La societe I hereby certify that the articles of incorporation of the above-named corporation were restated under section 180 of the Canada Business Corporations Act as set out in the attached restated articles of incorporation. Richard G. Shaw Director- Directeur Corporation number-Nurnero de la societe Je certifie que les statuts constitutifs de la societe susmentionnee ont ete mis a jour en vertu de l’article 180 de la Loi canadienne sur les societes par actions, tel qu’il est indique dans les statuts mis a jou r ci-joints. August 1, 2007 / le I aout 2007 Effective Date of Restatement - (Date d’entree en vigueur de la mise a jour)

Industry Canada Canada Business Corporations Act Industrle Canada Lol canadlenne sur les societes per actions FORM 7 RESTATED ARTICLES OF INCORPORATION (SECTION 180) FORM ULAIRE 7 STATUTS CONSTITUTIFS MIS A J OUR (ARTICLE 180) l•Name of the Corporation - Denomination societe de la societe Corporation No. NO de la societe Dragonwave Inc. 351766-7 2- The province or territory In Canada where the registered office is situated Ontario 3- The classes and any maximum number of shares that the corporation Is authorized to Issue Categories a out numbers maximal d’ actions que la societe est autorisee a amettre The annexed Schedule 1 is incorporated in his form. 4••Restrictions, It any, on share transfers N/A Restriction sur le transfert des actions, s’ll y a lleu 5- Number (or minimum and maximum number) of directors Minimum 1, Maximum 10 Nombre (ou nombre minimat et maximal) d’ administrateurs 6•- Restrictions, It any, on business the corporation may carry on (N/A) Limites imposees a l’activite commerciate de la societe, s’ll y a lleu 7- Other provisions, if any (Autres dispositions), (s’ll y lleu) The annexed Schedule 2 is incorporated in this form. These restated articles of incorporation correctly set out, without substantive change, the corresponding provisions of the articles of incorporation as amended and supersede the original articles of incorporation. Cete mise a jour des status constltitlfs demontre exactement, sans changement substantiel, les dispositions correspondantes des statuts consititifs modifies qul remplacent les statuts constitutifs originaux.

SCHEDULE 1

The Corporation is authorized to issue an unlimited number of Common Shares.

Subject to the requirements of the Canada Business Corporations Act as now enacted or as the same may from time to time be amended, re-enacted or replaced (the “Act”), the rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

Dividends

Subject to the prior rights any other class of shares ranking senior to the Common Shares, the Board of Directors of the Corporation may declare or cause to be paid dividends to the holders of the Common Shares from any assets at the time properly applicable to the payment of dividends. Cheques of the Corporation payable at par at any branch of the Corporation’s bankers in Canada shall be issued in respect of such dividends and payment thereof shall satisfy such dividends.

Liquidation, Dissolution or Winding-Up

In the event of liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the prior rights of any other class of shares ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive the remaining assets of the Corporation.

Voting Rights

The holders of Common Shares shall be entitled to receive notice of and attend any meeting of shareholders of the Corporation and shall be entitled to one vote in respect of each Common Share held at such meetings, except a meeting of holders of a particular class of shares other than the Common Shares who are entitled to vote separately as a class at such meeting.

SCHEDULE 2

1.                                                                                      In addition to, and without limiting such other powers which the Corporation may by law possess, the directors of the Corporation may, without authorization of the shareholders, for the purpose of securing any bonds, debentures or debenture stock which the Corporation is by law entitled to issue, by authentic deed or otherwise, grant a hypothec or mortgage, including a floating hypothec or mortgage, on a universality of property, moveable or immoveable, present or future, corporeal or incorporeal, of the Corporation, and pledge, cede or transfer any property, moveable or immoveable, present or future, corporeal or incorporeal, of the Corporation.

2.                                                                                      The Corporation has a lien on a share registered in the name of a shareholder or the shareholder’s personal representative for a debt of that shareholder to the Corporation.

3.                                                                                      The number of directors of the Corporation within the minimum and maximum numbers of directors provided for in the articles of the Corporation shall be as determined from time to time by ordinary resolution of the shareholders of the Corporation or, if the ordinary resolution empowers the directors to determine such number, by resolution of the directors of the Corporation.

4.                                                                                      The directors of the Corporation may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders of the Corporation, but the total number of directors so appointed shall not exceed one third of the number of directors elected at the previous annual meeting of shareholders of the Corporation.

5.                                                                                      Obligation to Notify

Each holder of shares of the Corporation shall be under an obligation to make certain notifications in accordance with these provisions.

If at any time the Corporation shall have a class of stock admitted to trading on the AIM market operated by the London Stock Exchange, the provisions of Chapter 5 of the Disclosure and Transparency Rules (as amended from time to time) (“DTR5”) of the UK Financial Services Authority Handbook (the “Handbook”) shall be deemed to be incorporated by reference into these articles and accordingly the vote holder and issuer notification rules set out in DTR5 shall apply to the Corporation and each holder of shares of the Corporation.

For the purposes of the incorporation by reference of DTR5 into these articles and the application of DTR5 to the Corporation and each holder of shares of the Corporation, the Corporation shall (for the purposes of these provisions only) be deemed to be an “issuer”, as such term is defined in DTR5 (and not, for the avoidance of doubt, a “non-UK issuer”, as such term in defined in DTR5).

For the purposes of these provisions only, defined terms in DTR5 shall bear the meaning set out in DTR5, and if the meaning of a defined term is not set out in DTR5, the defined term shall bear the meaning set out in the Glossary to the Handbook (in such case, read as the definition applicable to DTR5).

6.                                                                                      Failure to Notify

If at any time the Corporation shall have a class of stock admitted to trading on the AIM market operated by the London Stock Exchange, the provisions of Section 793 of the Companies Act 2006 of England and Wales (the “Companies Act Provisions”), as may be amended from time to time and any successor act thereto, which provisions are incorporated by reference in these articles and available to the shareholders of the Corporation from the Secretary of the Corporation at no charge, shall apply to the holders of shares of such listed class of capital stock, provided that for the purposes of these provisions, the following terms shall have the meanings set forth below:

“public company” shall mean the Corporation; and

“company’s shares” shall mean the shares of the Corporation’s capital stock admitted to trading on the AIM market operated by the London Stock Exchange.